Exhibit 99.4

June 8, 2021
SouthCrest Financial Group, Inc.
1475 Peachtree Street NE
Suite 200
Atlanta, GA 30309
Re:    Fairness Opinion Consent
To whom it may concern,
We hereby consent to the inclusion of our opinion letter to the board of directors of SouthCrest Financial Group, Inc. (“SouthCrest”) as an Appendix to the Form S-4, as amended, relating to the proposed merger of SouthCrest with Colony described in the Form S-4, as amended, and to the references to our firm and such opinion in such Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Form S-4, as amended, within the meaning of the term “experts” as used in the Act or the Regulations.
Very truly yours,
/s/ Janney Montgomery Scott
JANNEY MONTGOMERY SCOTT LLC